Exhibit 99.2

Know Labs, Inc.

Compensation Committee Charter

(November 2018)

PURPOSE

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Know Labs, Inc. (the “Company”) has been established to assist the Board in discharging its responsibilities relating to compensation for the Company’s officers and directors.

MEMBERSHIP

The Committee shall consist of at least three (3) directors. Each member of the Committee shall be independent in accordance with the independence requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (“SEC”), as well as the rules and listing requirements of the stock exchanges on which the Company’s common stock may be listed or approved for quotation.

All Committee members must qualify as “non-employee directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as amended.

The members of the Committee and its Chairperson shall be appointed by the Board annually with a term of one (1) year or until their successors shall be duly appointed and qualified by the Board. The Board shall appoint a new member or members in the event of a vacancy on the Committee that reduces the number of members below three (3), or in the event that the Board determines that the number of Committee should be increased. The Board may remove any member from the Committee at any time with or without cause.

MEETINGS

The Committee shall meet as often as it deems desirable. The Committee may invite such members of management to its meetings as it deems appropriate. However, the Committee shall meet regularly without such members present, and such management members shall not be present at meetings at which their compensation or performance is discussed or determined or under circumstances when the independence of Committee determinations may be compromised.

The Committee shall take written minutes of its meetings and activities and submit such minutes to the Secretary of the Company for filing. The Chair of the Committee shall report to the Board as requested by the Chairman of the Board.

The Committee shall be governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

AUTHORITY AND RESPONSIBILITIES

The Committee has overall responsibility for evaluating and approving the structure, operation and effectiveness of the Company’s compensation plans, policies and programs for officers and directors, including:

1. Approving all employment agreements for the Chairman, the CEO and other executives required to be named in the Company’s proxy statements (collectively, the “Executives”).

2. Annually reviewing, evaluating and approving corporate goals and objectives relevant to the Chairman’s and the CEO’s compensation, evaluating the Chairman’s and the CEO’s performance in light of those goals and objectives, and determining and approving the CEO’s and Chairman’s compensation based on this evaluation in accordance with their employment agreements, if any. In determining the long-term incentive component of Chairman and CEO compensation, the Committee will consider the Company’s and the individual’s performance, relative stockholder return, the value of similar incentive awards to Chairmen and CEOs at comparable companies, and awards given in past years, among other factors.

3. Reviewing annually and approving for the other Executives named in the Company’s proxy statement: (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) severance arrangements and change-in-control agreements/provisions in each case as, when and if appropriate, and (e) any special or supplemental benefits all in accordance with their employment agreements, if any.

4. Reviewing annually management’s recommendations and making its own recommendations to the Board with respect to the compensation of all Executives, including all compensation, incentive compensation plans, equity-based plans as well as the individuals or groups of individuals receiving awards under incentive-based compensation plans, such as cash bonuses, and equity-based plans such as a long term incentive plan; provided, however, that the Committee shall have full decision-making powers with respect to compensation intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

5. Approving grants under the Company’s long-term incentive plan for all Executives.

6. Reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk.

7. Making recommendations to the Board regarding director compensation.

8. Making regular reports to the Board;

9. If required by SEC rules, producing an annual report on executive compensation stating whether the Committee reviewed the Compensation Discussion and Analysis prepared by management and discussed it with management, and whether, based on such review and discussions, the Committee recommended to the Board that such Compensation Discussion and Analysis be included in the Company’s annual proxy statement and/or annual report on Form 10-K filed with the SEC, as well as any other disclosure required in accordance with applicable laws, rules, regulations and listing standards; and

10. Perform an annual performance evaluation of the Committee.

The Committee shall also perform such additional duties and have such additional responsibilities and functions as the Board may from time to time determine.

OUTSIDE ADVISORS

The Committee shall have the authority, in its sole discretion, to select, retain and obtain the advice of compensation consultants, legal counsel and other advisers as necessary to assist with the execution of its duties and responsibilities as set forth in this Charter. The Committee shall set the compensation, and oversee the work, of such compensation consultant, legal counsel and other advisers. The compensation consultants, legal and any other advisors, except legal counsel, retained by the Committee shall be independent in accordance with the independence requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the applicable rules and regulations promulgated thereunder by the SEC, as well as any applicable listing standards and rules of stock exchanges on which the Company’s common stock is listed or approved for quotation. In determining the independence of its advisers, the Committee must consider the following independence factors:

1. Other services provided to the Company by the advisory firm;

2. Fees paid by the Company to the advisory firm as a percentage of the firm’s total revenues;

3. The policies and procedures of the advisory firm that are designed to prevent conflicts of interest;

4. Any business or personal relationship between the advisory firm and a member of the compensation committee or any executive officer of the advisory firm; and

5. Any stock of the Company owed by the individual member of the advisory firm.

The Committee may use legal counsel who is not independent if it so desires.

The Committee shall receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for the payment of compensation to its compensation consultants, legal counsel and any other advisors.

DELEGATION OF AUTHORITY

The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion.

PERFORMANCE EVALUATION

The Committee shall perform a periodic review and evaluation of the performance of the Committee and its members, including the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess periodically the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or desirable. The Committee shall conduct such evaluations and reviews in such manner, and at such times, as it deems appropriate.